UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

 BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Maine

001-13349

01-0393663

(State or other

(Commission File Number)

(IRS Employer

jurisdiction of

Identification No.)

incorporation)

P.O. Box 400 Main Street, Bar Harbor, Maine

04609-0400

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:   (207) 288-3314

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On February 17, 2015, Bar Harbor Bankshares (the “Company”) entered into a Change in Control, Confidentiality and Noncompetition Agreement (“Change in Control Agreement”) with Robert P. Gerseny JD, who has been appointed to serve as the President of Bar Harbor Trust Services and Senior Vice President of  Bar Harbor Bank & Trust, effective as of February 2, 2015.

The Change in Control Agreement provides for the payment of severance, generally in the form of a lump sum cash payment equal to 1.0 times Mr. Gerseny’s base compensation and the continuation of certain benefits, to Mr. Gerseny in the event that Mr. Gerseny’s employment terminates, including for “good reason” and other than as a result of “disability” or for “cause,” as each are defined in the Change in Control Agreement, and his separation from service occurs within twelve (12) months after a change in control of the Company.

The above description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Change in Control Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Change in Control, Confidentiality and Noncompetition Agreement with Robert P. Gerseny JD dated February 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BAR HARBOR BANKSHARES

Date: February 19, 2015

By:/s/ Marsha C. Sawyer

      Marsha C. Sawyer

      Corporate Clerk

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change in Control, Confidentiality and Noncompetition Agreement with Robert P. Gerseny JD dated February 17, 2015